Exhibit 99.2

UNDAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information has been derived from the historical consolidated financial statements of HighPoint Resources Corporation (the "Company") and Fifth Creek Energy Operating Company, LLC ("Fifth Creek"). The Company became the successor to Bill Barrett Corporation ("Bill Barrett"), on March 19, 2018, upon closing of the transactions contemplated by the Agreement and Plan of Merger, dated December 4, 2017 (the "Merger Agreement"), pursuant to which Bill Barrett combined with Fifth Creek Energy Operating Company, LLC ("Fifth Creek") (the "Merger"). As a result of the Merger, Bill Barrett became a wholly-owned subsidiary of HighPoint Resources Corporation and subsequently Bill Barrett changed its name to HighPoint Operating Corporation. Certain of Fifth Creek's historical amounts have been reclassified to conform to the Company's financial statement presentation. The unaudited pro forma combined statement of operations for the year ended December 31, 2018 gives effect to the Merger as if this transaction had been completed on January 1, 2018. A pro forma combined balance sheet has been omitted from this filing, as a historical balance sheet reflecting the Merger and related transactions has already been filed within the Company's quarterly report on Form 10-Q for the period ended March 31, 2018.

The following unaudited pro forma combined statement of operations, derived from the historical consolidated financial statements of the Company and Fifth Creek, have been adjusted to reflect the following:

•	The Company's Merger with Fifth Creek under the acquisition method of accounting;

•	adjustment of depreciation, depletion and amortization related to the revaluation of oil and gas property, plant and equipment to estimated fair value; and

•	estimated tax impact of pro forma adjustments.

The unaudited pro forma statement of operations has been prepared in accordance with SEC Article 11 of Regulation S-X. In addition, the acquisition method of accounting was applied to the Merger, with the Company treated as the acquirer. The unaudited pro forma statement of operations is provided for informational purposes only and does not purport to represent what the actual consolidated results of operations of the Company would have been had the merger occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations. The unaudited pro forma statement of operations should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	the audited consolidated financial statements and accompanying notes of HighPoint Resources Corporation contained in its Annual Report on Form 10-K for the year ended December 31, 2018

HIGHPOINT RESOURCES CORPORATION
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2018
(in thousands, except share and per share data)

	HighPoint Historical	Fifth Creek Historical	Pro Forma Merger Adjustments		HighPoint Combined
Operating Revenues:
Oil, gas and NGL production	$452,917	$15,932	$—		$468,849
Other operating revenues	100	—	—		100
Total operating revenues	453,017	15,932	—		468,949
Operating Expenses:
Lease operating expense	27,850	2,481	—		30,331
Gathering, transportation and processing expense	4,644	875	—		5,519
Production tax expense	36,762	1,129	—		37,891
Exploration expense	70	1,282	—		1,352
Impairment, dry hole costs and abandonment expense	719	813	(813)	(a)	719
(Gain) loss on sale of properties	1,046	—	—		1,046
Depreciation, depletion and amortization	228,480	4,000	2,381	(b)	234,861
Unused commitments	18,187	—	—		18,187
General and administrative expense	45,130	5,701	—		50,831
Merger transaction expense	7,991	3,955	(11,946)	(c)	—
Incentive unit expense	—	66,079	(66,079)	(d)	—
Other operating expenses, net	1,273	—	—		1,273
Total operating expenses	372,152	86,315	(76,457)		382,010
Operating Income (Loss)	80,865	(70,383)	76,457		86,939
Other Income and Expense:
Interest and other income	1,793	—	—		1,793
Interest expense	(52,703)	(529)	529	(e)	(52,703)
Commodity derivative gain (loss)	93,349	(2,013)	—		91,336
Gain (loss) on extinguishment of debt	(257)	—	—		(257)
Total other income and expense	42,182	(2,542)	529		40,169
Income (Loss) before Income Taxes	123,047	(72,925)	76,986		127,108
(Provision for) Benefit from Income Taxes	(1,827)	—	—	(f)	(1,827)
Net Income (Loss)	$121,220	$(72,925)	$76,986		$125,281

Net Income (Loss) Per Common Share, Basic	$0.64				$0.60
Net Income (Loss) Per Common Share, Diluted	$0.64				$0.60
Weighted Average Common Shares Outstanding, Basic	188,299,074				209,394,965
Weighted Average Common Shares Outstanding, Diluted	189,241,036				209,511,172

See accompanying notes to unaudited pro forma condensed combined financial statements.

HIGHPOINT RESOURCES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The following unaudited pro forma combined financial information has been derived from the historical consolidated financial statements of HighPoint Resources Corporation (the "Company") and Fifth Creek Energy Operating Company, LLC ("Fifth Creek"). The Company became the successor to Bill Barrett Corporation ("Bill Barrett"), on March 19, 2018, upon closing of the transactions contemplated by the Agreement and Plan of Merger, dated December 4, 2017 (the "Merger Agreement"), pursuant to which Bill Barrett combined with Fifth Creek Energy Operating Company, LLC ("Fifth Creek") (the "Merger"). As a result of the Merger, Bill Barrett became a wholly-owned subsidiary of HighPoint Resources Corporation and subsequently Bill Barrett changed its name to HighPoint Operating Corporation. Certain of Fifth Creek's historical amounts have been reclassified to conform to the Company's financial statement presentation. The unaudited pro forma combined statement of operations for the year ended December 31, 2018 gives effect to the Merger and related transactions as if these transactions had been completed on January 1, 2018. A pro forma combined balance sheet has been omitted from this filing, as a historical balance sheet reflecting the Merger and related transactions has already been filed within the Company's quarterly report on Form 10-Q for the period ended March 31, 2018.

The unaudited pro forma statement of operations has been prepared in accordance with SEC Article 11 of Regulation S-X. In addition, the acquisition method of accounting was applied to the Merger, with the Company treated as the acquirer. The unaudited pro forma statement of operations is provided for informational purposes only and does not purport to represent what the actual consolidated results of operations of the Company would have been had the merger occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations.

Note 2. Pro Forma Adjustments and Assumptions

The adjustments are based on currently available information, which is directly attributable to the Merger and related transactions, is factually supportable and has a continuing impact; as well as certain assumptions that the Company believes are reasonable. The actual effects of these transactions may differ from the pro forma adjustments. A general description of these transactions and adjustments are provided as follows:

(a)	Reflects the elimination of Fifth Creek's historical impairment expense due to their nonrecurring nature.

(b)
Reflects the elimination of Fifth Creek's historical depreciation, depletion and amortization ("DD&A") expense offset by the impact of DD&A expense calculated using the Company's depletion rate, which was calculated in accordance with the successful efforts method of accounting.

(c)	Reflects the elimination of the Company's and Fifth Creek's historical merger transaction expenses associated with the mergers due to their nonrecurring nature.

(d)	Reflects the elimination of Fifth Creek's historical incentive unit expense due to their nonrecurring nature.

(e)	Reflects the elimination of Fifth Creek's historical interest expense, assuming the repayment of Fifth Creek's line of credit by the Company.

(f)
Fifth Creek is not a taxable entity for federal income tax purposes, therefore, their historical statements of operations do not include income tax expense (benefit). Since all of the tax attributes from the combined companies are included in the Company's historical provision for income taxes, no additional adjustments were made.

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